UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2008

______________

BIOLIFE SOLUTIONS, INC.

 (Exact name of registrant as specified in its charter)

______________

Delaware	0-18710	94-3076866
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021

 (Address of Principal Executive Office) (Zip Code)

(425) 402-1400

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2008, the Company entered into an Amendment to its  Secured Convertible Multi-Draw Term Loan Facility Agreement (the “Facility Agreement”) with each of  Thomas Girschweiler, a director and stockholder of the Company,  and Walter Villiger, an affiliate of the Company, each a non-U.S. Person (“U.S. Person” being defined in Regulation S of the Securities Act of 1933, as amended) (collectively, the “Investors”), pursuant to which each Investor agreed to increase the amount of funds to be made available to the Company from $2,500,000 to $4,500,000 through a secured convertible multi-draw term loan facility on the same terms and conditions contained in the original Facility Agreement.  The Secured Convertible Multi-Draw Term Loan Note previously delivered to each of the Investors also was amended to reflect the changes to the Facility Agreement.

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 of this Current Report on Form 8-K which Item is incorporated herein by this reference, for a description of the terms of a financing transaction (a) consisting of the sale and issuance of promissory notes, aggregating $9,000,000, which notes are convertible into equity securities of the Company under certain circumstances, and (b) conducted pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

By:	/s/ MIKE RICE
Mike Rice President and Chief Executive Officer (Principal Executive Officer)

Date:  October 20, 2008

3